MENDOZA
BERGER
COMPANY, L.L.P.

Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-166010) of Crowdgather, Inc. of our report dated July 15, 2009, which appears on page 47 of this annual report on Form 10-K for the year ended April 30, 2010.

Mendoza Berger & Company, LLP

Mendoza Berger & Company, LLP

Irvine, California
March 3, 2011

9838 Research Drive • Irvine • California • 92618
949.387.9850 • Fax 949.387.9652